EXHIBIT 8

Law Offices
ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
12th Floor
734 15th Street, N.W.
Washington, D.C. 20005

Telephone (202) 347-0300
Facsimile (202) 347-2172
WWW.EMTH.COM

December 7, 2004

Banknorth Group, Inc.
P.O. Box 9540
Two Portland Square
Portland, Maine 04112-9540

          Re: Acquisition of BostonFed Bancorp, Inc.

Ladies and Gentlemen:

     We have acted as special counsel to Banknorth Group, Inc., a Maine corporation (“Banknorth”), in connection with the proposed merger (the “Merger”) of BostonFed Bancorp, Inc., a Delaware corporation (“BostonFed”), with and into Banknorth, pursuant to the Agreement and Plan of Merger, dated as of June 20, 2004, between Banknorth and BostonFed (the “Merger Agreement”). At your request, we are rendering our opinion on the federal income tax consequences of the Merger.

     For purposes of the opinion set forth below, we have relied, with the consent of Banknorth and the consent of BostonFed, upon the accuracy and completeness of the statements and representations of a factual nature (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of Banknorth and BostonFed dated the date hereof, and have assumed that such statements and representations will be complete and accurate as of the effective time of the Merger. We also have relied upon the accuracy of the Registration Statement on Form S-4 filed by Banknorth with the Securities and Exchange Commission in connection with the Merger (the “Registration Statement”) and the Prospectus/Proxy Statement of Banknorth and BostonFed included therein (the “Prospectus/Proxy Statement”). We also have assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

     We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

Banknorth Group, Inc.
December 7, 2004

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, administrative interpretations and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “The Merger — Material Federal Income Tax Consequences.”

     We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the District of Columbia, and we do not express any opinion herein concerning any law other than the federal law of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the headings “The Merger — Material Federal Income Tax Consequences” and “Legal Opinion” in the Prospectus/Proxy Statement constituting a part thereof.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By: /s/ Timothy B. Matz
Timothy B. Matz, a Partner